                                                                    EXHIBIT 10.9



[LETTER HEAD: SILICON VALLEY EAST]



September 11, 1996

Mr. Timothy Allen
Chief Financial Officer
GeoTel Communications Corporation
25 Porter Road
Littleton, MA 01460



Dear Mr. Allen:

We are pleased to inform you that Silicon Valley Bank, a California-chartered bank ("Lender") with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East," has approved an equipment line of credit in the amount of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (the "Equipment Line") for use by GeoTel Communications Corporation. (the "Borrower") subject to the following terms and to the Lender's periodic review.

The Equipment Line shall not become effective unless and until an executed copy of this letter together with all necessary accompanying documentation as well as the facility. fee described below has been returned to the Lender, which must take place within 30 days from the date of this letter.

Borrowings under the Equipment Line will be permitted through June 30, 1997 (the "Draw Period"). Borrower shall pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 30, 1996 and all subsequent interest payments will be due on the same day of each month thereafter. The Equipment Line shall convert to a term loan payable in thirty-six (36) even payments of principal plus interest (at an interest rate, of Borrower's option, as described in the Promissory Note of even date herewith) beginning July 5, 1997, and all subsequent payments of principal plus interest will be due on the same day of each month thereafter. The final payment, due June 5, 2000, shall be for all outstanding principal plus all accrued interest not yet paid.

Borrowings under the Equipment Line shall be secured by a first security interest in the Borrower's accounts receivable, inventory, machinery, equipment, general intangibles (including, without limitation, Borrower's intellectual property) all other assets, all monies, and all other property in Lenders possession which Lender may use to pay Borrower's obligations, pursuant to a Commercial Security Agreement and a Collateral Assignment, Patent Mortgage and Security Agreement. each dated May 18, 1994.

At any time from the date hereof through the end of the Draw Period, Borrower may request advances (each an "Advance" and collectively the "Advances") under the Equipment Line from Lender in an aggregate amount not to exceed $800,000.00. To evidence the Advances, Borrower shall deliver to Lender, at the time of each advance request, an invoice for equipment purchases after May 31, 1996. The Advances shall be used for purchases of equipment only and shall not exceed ninety percent (90%) of the invoice amount approved from time to time by Lender, excluding taxes, shipping, software, insurance and installation expenses.

Borrowings under the Equipment Line, through the end of the Draw Period, shall bear interest at a rate equal to Lender's Prime Rate. Prime Rate means the rate from time to time announced and made effective by Lender as its Prime Rate. Borrower's interest rate shall change each time the Prime Rate changes. Upon term out of the Equipment Line, Borrower shall have the option to choose either the variable rate described above or a fixed rate as described in the Promissory Note of even date herewith. Interest will be charged monthly in arrears and shall be calculated on a 360-day year. Lender shall be authorized to debit Borrower's principal account or any other account maintained by Borrower with Lender for any principal, interest or fees associated with Borrower's Equipment Line (and any other obligations owing by Borrower to Lender) with or without notice to Borrower. Borrower shall pay to Lender facility fee in the amount of Three Thousand and 00/100 Dollars ($3,000.00) for the Equipment Line, as well as all out-of-pocket expenses incurred by Lender in connection with the establishment of the Equipment Line, which must be paid at the time the documents are returned to Lender.

In addition to the Equipment Line, this Letter Agreement will govern those certain Promissory Notes, from Borrower to Lender, dated May 18, 1994, May 1, 1995 and March 1, 1996, as such notes may be amended, substituted, renewed or consolidated from time to time.

Any advances hereunder or renewal hereof will be made only if in the opinion of the Lender there exists no default under any loan documentation executed by you with the Lender. A default is as defined in the accompanying Promissory Note of even date.

A.   REQUIREMENTS.
     -------------

     1. AFFIRMATIVE COVENANTS. So long as the Equipment Line (and any other obligations owing by Borrower to Lender) remains outstanding, Borrower agrees to maintain the following covenants:

          a. If a private reporting company: To provide the Lender with duplicate unaudited monthly financial statements, together with a Compliance Certificate, prepared in accordance with generally accepted accounting principals and duplicate audited annual (consolidated and consolidating) financial statements certified by public accountants with an unqualified opinion, to be received 30 and 90 days, respectively after the close of the period.

               If a public reporting company: To provide the Lender with Borrower's Form 1OK and audited financial statements certified by public accountants with an unqualified opinion, and Form 10Q, to be received within 5 days of filing with the Securities and Exchange Commission, together with a Compliance Certificate.

          b. Comply with the following Financial Covenants, which shall be calculated net of deferred revenue:

               LEVERAGE - (Tested Monthly) Maintain a ratio of Total Liabilities less Subordinated Debt divided by TCB not to exceed 1.00 to 1.00.

               TANGIBLE CAPITAL BASE - (Tested Monthly) Maintain a minimum Tangible Capital Base (TCB) of $2,000,000.00 plus 50% of new equity raised. TCB is defined as Stockholders' Equity plus Subordinated Debt (debt which is formally subordinated to the Lender) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

               LIQUIDITY - (Tested Monthly) Maintain a minimum level of unrestricted cash (and equivalents) plus 70% of net accounts receivable of one and one-half times the outstanding principal balance of all outstanding term debt owed by Borrower to Lender.

          c.   File all tax returns and to pay all taxes due.

          d. Reimburse the Lender for any reasonable expenses incurred by the Lender to enforce the terms of this obligation.

          e. Maintain adequate fire and liability insurance satisfactory to the Lender, a copy of which shall be forwarded to the Lender.

     2. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

          a. Participate in any merger or consolidation or to pay any dividends.

          b. Dispose of any material assets other than in the ordinary course of business.

          c.   Be in default of any other loan agreement with any other bank.

          d.   File for protection under the Bankruptcy Code.

          e. Directly or indirectly pledge, grant, create or permit to exist any security interest, lien or other encumbrance upon any of Borrower's assets except in favor of the Lender. Without the Lender's prior written consent, which will not be unreasonably withheld.

          f. Invest in any securities other than money market instruments acceptable to the Lender, without the Lender's prior written consent which will not be unreasonably withheld.

          g. Incur indebtedness for borrowed money, except for either a) indebtedness to Silicon Valley Bank or b) indebtedness incurred for the purchase or lease of equipment.

If the Lender waives any rights under this Agreement, it will not affect any future action the Lender may wish to take. This Agreement shall be binding upon any of the Borrower's successors in interest. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LETTER AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA. (INITIAL HERE /i/ ??) LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

It is our understanding that Borrower will consider Silicon Valley Bank to be one of its banks. Among other things, the Borrower agrees to maintain a reasonable portion of its excess funds in Silicon Valley Bank.

This Agreement shall become effective only when it shall have been executed by the Borrower and the Lender (provided, however, in no event shall this Agreement become effective until signed by an officer of the Lender in California).

We are delighted to expand our relationship with GeoTel Communications Corporation and look forward to many successful years of working together.

Sincerely,


SILICON VALLEY BANK, doing
business as SILICON VALLEY EAST



By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


SILICON VALLEY BANK



By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------
     (Signed at Santa Clara County, CA)


Agreed and Accepted this ____ day of __________, 1996.



GEOTEL COMMUNICATIONS CORPORATION


By: /s/ TIMOTHY J. ALLEN
    ----------------------------------
Name. TIMOTHY J. ALLEN
     ---------------------------------
Title: VICE PRESIDENT AND CFO
      --------------------------------

                                PROMISSORY NOTE


Borrower: GEOTEL COMMUNICATIONS             Lender: Silicon Valley Bank,
            CORPORATION                             a California-chartered
          25 Porter Road                            bank doing business as
          Littleton, MA 01460                       Silicon Valley East
                                                    Wellesley Office Park
                                                    40 William Street, Suite 350
                                                    Wellesley, MA 02181

================================================================================

Principal                     Initial Rate: 8.250%         Date of Note:
  Amount: $800,000.00                                        September 11, 1996

PROMISE TO PAY. GEOTEL COMMUNICATIONS CORPORATION ("Borrower") promises to pay to SILICON VALLEY BANK, a California-chartered bank, with a loan production office in Wellesley, Massachusetts ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eight Hundred Thousand & 00/100 Dollars ($800,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in accordance with the following payment schedule:

        The Draw Period shall begin as of this date and shall end on June 30, 1997 (the "Draw Period"). Borrower shall pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 30, 1996 and all subsequent interest payments will be due on the last day of each month thereafter. The outstanding principal balance on June 30, 1997, will be payable in thirty-six (36) even payments of principal plus interest due as of each payment date, beginning July 5, 1997 and all subsequent payments of principal plus interest will be due on the same day of each month thereafter. The final payment, due on June 5, 2000, will be for all outstanding principal plus all accrued interest not yet paid.

Interest on this Note is computed on a 365/350 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "index"). This is the rate Lender charges, or would charge on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note through the Draw Period will be at a rate equal to the index, resulting in an initial rate of 8.250% per annum (the "Variable Interest Rate"). Following the Draw Period, Borrower may choose either a variable rate option, as described above, or a fixed rate of either (i) a three (3) year Treasury Yield Percentage plus 300 basic points or (ii) the LIBOR Rate plus 250 basis points. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

For purposes of this Agreement:

        "Treasury Yield Percentage" shall be defined as the most recently weekly average yield on actively traded U.S. Treasury obligations as determined by reference to the week ending figures published in the most recent Federal Reserve Statistical Release which shall become available at least two business days prior to the date as of which such yield is to be determined, or if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date such determination is made, of all issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to, or not more than 30 days longer or 30 days shorter than the average life of the payments of principal and interest that are avoided by any prepayment (excluding all such securities which can be surrendered at the option of the holder at the face value of payment of any Federal estate tax, or which provide for tax benefits to the holder).

        "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate (for the Interest Period) divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

        "LIBOR Base Rate" means the rate of interest per annum determined by Lender to be the per annum rate of interest as which deposits in United States Dollars are offered to Lender in the London interbank market in which Lender customarily participates at 11:00 A.M. (local time in such interbank market) two
(2) business days before the end of the Draw Period.

        "Interest Period" means either a thirty, sixty or ninety day LIBOR Base Rate, as Borrower may elect.

        "Reserve Requirement" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) in any category of extensions of credit or other assets which include Loans.

        "Regulatory Change" means, with respect to Lender, any change on or after the date of this Note in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives

                                PROMISSORY NOTE
                                  (CONTINUED)


or requests applying to a class of lenders including Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. During such time as the Variable Interest Rate is in effect, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due. Notwithstanding any other provisions of this Note, in the event Borrower elects the fixed rate option, the following pre-payment penalty shall apply:

"Prepayment Penalty" means with respect to prepayment of all or any portion of the Obligations which are subject to a fixed rate of interest (the "Fixed Obligations"), a fee equal to the greater of (i) zero or (ii) the Mark to Market Adjustment. "Mark to Market Adjustment" means the amount, calculated on the Prepayment Date, equal to the difference between (a) the principal amount of the Fixed Obligations or portion thereof to be prepaid as of such Prepayment Date, less (b) the Mark to Market Value of the Fixed Obligations or portion of thereof to be prepaid on such Prepayment Date. "Mark to Market Value" means the amount, calculated on any Prepayment Date, equal to the sum of the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by Lender over the remaining contractual life of the Fixed Obligations to be prepaid if Lender had instead invested the Fixed Obligations proceeds on the Closing Date of such Fixed Obligations at the initial Blended Money Market Funds Rate. The individual discount rate used to evaluate each prospective payment of interest or principal shall be the Current Blended Money Market Funds Rate for the maturity matching that of each specific payment of principal or interest. "Current Blended Money Market Rate" means that zero-coupon rate, calculated on the applicable Prepayment Date, which would be attainable by Lender if it borrowed funds on such Prepayment Date in a maturity matching a specific principal or interest payment date. Such funds would be borrowed in one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, Federal Funds or others. A separate Current Blended Money Market Funds Rate will be calculated for each principal repayment or interest payment date. The calculation of the Current Blended Money Market Funds Rate shall be at the sole discretion of Lender. "Initial Blended Money Market Funds Rate" means that borrowing rate, calculated on the funding date with respect to any Fixed Obligation and including costs incurred by Lender for FDIC insurance, reserve requirements, and other such explicit or implicit costs levied upon Lender by any regulatory agency which would be attainable by Lender had it borrowed funds with an interest payment frequency and principal repayment schedule matching that of such Obligation. Such funds would be borrowed in one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, Federal Funds or others. Borrower acknowledges that Lender may not actually fund the Obligation with any such specific matched set or mix of instruments. The calculation of the Initial Blended Money Market Funds Rate shall be at the sole discretion of Lender.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 5,000 percentage points over the otherwise effective interest rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not here is a lawsuit, including attorneys'[ fees, and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to lender and accepted by Lender in the Commonwealth of Massachusetts. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Norfolk County, the Commonwealth of Massachusetts. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here [SIG]) This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

LINE OF CREDIT. This Note evidences a straight line of credit through the end of the Draw Period. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with these instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lenders' internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit all funds received from its business activities in accounts maintained by Borrower at Silicon Valley Bank. Borrower hereby requests and authorizes Lender to debit any of Borrower's accounts with Lender, specifically, without limitation, Account Number 700609870, for payments of interest and principal due on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

                                PROMISSORY NOTE
                                  (CONTINUED)


ADVANCE RATE. At any time from the date hereof through the end of the Draw Period, Borrower may request advances (each an "Advance" and collectively the "Advances") from Lender in a aggregated amount not to exceed the principal amount of the Note. To evidence the Advances, Borrower shall deliver to Lender, at the time of each advance request, an invoice for equipment purchases after May 31, 1996. The Advances shall be used only to purchase equipment and shall not exceed ninety percent (90%) of the invoice amount approved from time to time by Lender, excluding taxes, shipping, software and installation expenses.

LETTER AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Letter Agreement dated September 11, 1996 between Borrower and Lender, which Letter Agreement is incorporated herein by reference.

LOAN FEE. This Note is subject to a loan fee in the amount of Three Thousand and 00/100 Dollars ($3,000.00) plus all out-of-pocket expenses.

WAIVERS AND GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. To the extent permitted by applicable law, all such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor of collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. THIS NOTE IS EXECUTED UNDER SEAL BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


BORROWER:

GEOTEL COMMUNICATIONS CORPORATION



By: /s/ Timothy J. Allen
    -------------------------
Name: TIMOTHY J. ALLEN
      -----------------------
Title: Vice President and CFO
       ----------------------

                     DISBURSEMENT REQUEST AND AUTHORIZATION
================================================================================
Borrower: GEOTEL COMMUNICATIONS             Lender: SILICON VALLEY BANK,
            CORPORATION                             a California-chartered bank
          25 Porter Road                            doing business as
          Littleton, MA 01460                       Silicon Valley East
                                                    Wellesley Office Park
                                                    40 William Street, Suite 350
                                                    Wellesley, MA 02181
================================================================================

LOAN TYPE. This is a Variable Rate (at SILICON VALLEY BANK PRIME RATE, making an initial rate of 8.250%), Non-Revolving Line of Credit Loan to a Corporation for $800,000.00 due on June 5, 2000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for (please initial):

                Personal, Family, or Household Purposes of Personal Investment.
        -------
                Business (Including Real Estate Investment).
        -------

SPECIFIC PURPOSE. The specific purpose of this loan is: to provide equipment financing.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $800,000.00 as follows:

                Amount paid to Borrower directly:       $800,000.00
                  $800,000.00 Deposited to Account
                    # Undisbursed
                                                        -----------
                Note Principal:                         $800,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

                Prepaid Finance Charges Paid in Cash:     $3,000.00
                  $3,000.00 Loan Fees

                Other Charges Paid in Cash:                  $35.00
                  $35.00 Credit Report
                                                          ---------
                Total Charges Paid in Cash:               $3,035.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED SEPTEMBER 11, 1996.

BORROWER:

GEOTEL COMMUNICATIONS CORPORATION


By: /s/ TIMOTHY J. ALLEN
    --------------------
  Name: Timothy J. Allen  Title: VICE PRESIDENT AND CFO
        ----------------         ----------------------


===============================================================================

[LOGO]


                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES



BORROWER:              GEOTEL COMMUNICATIONS CORPORATION

LOAN OFFICER:          DOUG MARSHALL

DATE:                  SEPTEMBER 11, 1996

                       LOAN FEE                             $3,000.00

                       FEES DUE                             $3,000.00
                       --------                             ---------


PLEASE INDICATE THE METHOD OF PAYMENT:

       / /  A check for the total amount is attached.

       /X/  Debit DDA ____________ for the total amount.

       / /  Loan proceeds




      TIMOTHY J. ALLEN
   VICE PRESIDENT AND CFO
-----------------------------
AUTHORIZED SIGNER






------------------------------
SILICON VALLEY BANK     (DATE)
ACCOUNT OFFICER'S SIGNATURE

                         CORPORATE RESOLUTION OF BORROW

===============================================================================

Borrower: GEOTEL COMMUNICATIONS       Lender: SILICON VALLEY BANK, a
          CORPORATION                         California-chartered bank doing
          25 Porter Road                      business as Silicon Valley East
          Littleton, MA 01460                 Wellesley Office Park
                                              45 William Street, Suite 170
                                              Wellesley, MA 02181
===============================================================================

I, the undersigned Secretary or Assistant of GEOTEL COMMUNICATIONS CORPORATION (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware as a corporation for profit, with its principal office at 25 Porter Road, Littleton, MA 01460, and is duly authorized to transact business in the Commonwealth of Massachusetts.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held on _____________, at which a quorum was present and voting, or by other duly authorized corporate action in lieu of a meeting, the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES                POSITIONS                             ACTUAL SIGNATURES
-----                ---------                             -----------------

John Thibault        President & Chief Executive Officer   /s/ John Thibault

Timothy J. Allen     VP & Chief Financial Officer          /s/ Timothy J. Allen

________________     ____________________________________  x_________________

________________     ____________________________________  x_________________


acting for and on behalf of the Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from SILICON VALLEY BANK, a California-chartered bank ("Lender"), on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

     EXECUTE NOTES. To execute and deliver to Lender the promissory note or notes, or other evidence of credit accommodations of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancing, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

     GRANT SECURITY. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender, as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced, any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) of the Corporation. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property therefore mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered.

     EXECUTE SECURITY DOCUMENTS. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be submitted by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are give; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which they may in their discretion deem reasonably necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these Resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

BE IT FURTHER RESOLVED, that the Corporation will notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (a) change in the name of the Corporation, (b) change in the assumed business name(s) of the Corporation, (c) change in the management of the Corporation, (d) change in the authorized signer(s) or (e) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the name of the Corporation will take effect until after Lender has been notified.

FOREIGN EXCHANGE CONTRACT. Execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amounts as, in the judgment of the officer or officers herein authorized.

LETTER OF CREDIT. To execute letter of credit applications and other related documents pertaining to Lender's issuance of letters of credit.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever. The Corporation has no corporate seal, and therefore, no seal is affixed to this certificate.

09-11-1996                CORPORATE RESOLUTION OF BORROW                 PAGE 2
                                   (Continued)

===============================================================================
IN TESTIMONY WHEREOF, I have hereunto set my hand on September 11, 1996 and attest that the signatures set opposite the names listed above are their genuine signatures.


                                          CERTIFIED AND ATTESTED BY:


                                           /s/ John Thibault
                                           --------------------------------
                                           John Thibault


                                           x
                                           --------------------------------


NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, it is advisable to have this certificate signed by a second Officer or Director of the Corporation.
===============================================================================